Exhibit 10.4
Amendment No. 1 to Oil and Gas Operations and Sale Agreement
     This Amendment No. 1 to Oil and Gas Operations and Sale Agreement (this “Amendment”) is entered into as of November 14, 2006 by and between Great Plains Exploration, LLC, an Ohio limited liability company (“Great Plains”), and John D. Oil and Gas Company, a Maryland Corporation (the “Company”).
RECITALS
     Whereas, Great Plains and the Company have previously entered into an Oil & Gas Operations and Sale Agreement dated January 1, 2006 (the “Agreement”).
     Whereas, Great Plains and the Company desire to amend the Agreement to simplify the fee calculation for services provided by Great Plains to the Company pursuant to the Agreement.
     Now, Therefore, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived here from, Great Plains and the Company hereby agree as follows:
     1. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Agreement.
     2. All terms and conditions of the Agreement will remain in effect and binding on both parties, except for the revisions set forth herein. This Amendment shall be effective October 1, 2006.
     3. Section 4 of the Agreement shall be amended and replaced in its entirety with the following:
     Compensation. As compensation for the Well Services, the Company agrees to pay Great Plains as follow:
(a)	for drilling, the actual cost of drilling charged by the third-party contractor, in addition to a management fee equal to $12,500 per Well;

(b)	for site restoration, $7,500 per Well;

(c)	for water supply and disposal, nine thousand dollars ($9,000) per Well;

(d)	for well tending, three hundred dollars ($300) per Well per month; and

(e)	$0.30 per mcf (1,000 cubic) feet for gathering.
     4. To the extent the terms of this Amendment conflict with those of the Agreement, this Amendment will control.
     In Witness Whereof, Great Plains and the Company have caused this Amendment to be duly executed and delivered on the date first written above.

John D. Oil and Gas CompanyGreat Plains Exploration, LLC

By:	/s/ Gregory J. Osborne	By:	/s/ Richard M. Osborne
By:	Gregory J. Osborne, President	By:	Its Managing Member

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